UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On October 24, 2014, ARIAD Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) adopted its final opinion on Iclusig® (ponatinib) following the recommendations made by the Pharmacovigilance Risk Assessment Committee (PRAC) earlier this month. The PRAC conducted an 11-month review of the available data on Iclusig and consulted with a scientific advisory group in oncology. This week, the EMA recommended that Iclusig continue to be used in accordance with its already approved indications as a treatment of certain leukaemias and confirmed that the benefit-risk profile of Iclusig continues to be positive in each of these indications. The EMA also recommended additional warnings in the European product information to minimize the risk of vascular events.

A copy of the press release is being filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Exhibit Number	Description

99.1	Press Release dated October 24, 2014.

The press release contains hypertext links to information on our website and/or other websites. The information on our website and any other website is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

		By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Date:	October 24, 2014

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